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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF CEPHALON, INC.

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
                                                                          Jurisdiction             Percentage
Name                                                                      Incorporation            Ownership
----                                                                      -------------            ---------
Cephalon Development Corporation....................................        Delaware                100%
Cephalon Investments, Inc...........................................        Delaware                100%
Cephalon Technology, Inc............................................        Delaware                100%
Cephalon International Holdings, Inc................................        Delaware                100%
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